SUBORDINATE
                                MULTIFAMILY NOTE

U.S.:  $681,142.50                                             Dallas, Texas
                                                                   City
   FOR VALUE RECEIVED, the undersigned promise to pay the Federal National Mortgage Association, or order, the principal sum of SIX HUNDRED EIGHTY ONE THOUSAND ONE HUNDRED FORTY TWO AND 50/100 DOLLARS, with interest on the unpaid principal balance from the date of this note, until paid, at the rate of 0 percent per annum. The principal and interest shall be payable at c/o Standard Mortgage Company, 300 Plaza, One Shell Square, New Orleans, Louisiana 70139 as provided in Paragraph H of the Addendum to Multifamily not attached hereto.

   If any installment under this Note is not paid when due, the entire principal amount outstanding hereunder and accrued interest thereon shall at once become due and payable, at the option of the holder hereof. The holder hereof may exercise this option to accelerate during any default by the undersigned regardless of any prior forbearance. In the event of any default in the payment of this Note, and if the same is referred to an attorney at law for collection or any action at law or in equity is brought with respect hereto, the undersigned shall pay the holder hereof all expenses and costs, including, but not limited to, attorney's fees.

   If any installment under this Note remains past due for ten calendar days or more, the outstanding principal balance of this Note shall bear interest during the period in which the undersigned is in default at a rate of 13.875 percent per annum, or, if such increased rate of interest may not be collected from the undersigned under applicable law, then at the maximum increased rate of interest, if any, which may be collected from the undersigned under applicable law.

   From time to time, without affecting the obligation of the undersigned or the successors or assigns of the undersigned to pay the outstanding principal balance of this Note and observe the covenants of the undersigned contained herein, without affecting the guaranty of any person, corporation, partnership or other entity for payment of the outstanding principal balance of this Note, without giving notice to or obtaining the consent of the undersigned, the successors or assigns of the undersigned or guarantors, and without liability on the part of the holder hereof, the holder hereof may, at the option of the holder hereof, extend the time for payment of said outstanding principal balance or any part thereof, reduce the payments thereon, release anyone liable on any of said outstanding principal balance, accept a renewal of this Note, modify the terms and time of payment of said outstanding principal balance, join in any extension or subordination agreement, release any security given herefor, take or release other or additional security, and agree in writing with the undersigned to modify the rate of interest or period of amortization of this Note or change the amount of the monthly installments payable hereunder.


                                  SUBORDINATE
                          ADDENDUM TO MULTIFAMILY NOTE

THIS ADDENDUM TO MULTIFAMILY NOTE (the "Addendum") is made this 30th day of May, 1996, and is incorporated into and shall be deemed to amend and supplement the Multifamily Note (the "Multifamily Note") made by the undersigned (the "Borrower" ) to the Federal National Mortgage Association and its successors, assigns and transferees (the "Lender"), dated the same date as this Addendum (the *Multifamily Note as amended and supplemented by this Addendum, any other addendum to the Multifamily Note, and any future amendments to the Multifamily
Note is referred to as the "Note"). The debt evidenced by the Note is secured by a Multifamily Mortgage, Deed of Trust or Deed to Secure Debt of the same date (the *"Multifamily Instrument") covering the property described in the Multifamily Instrument and defined therein as the "Property," located at:
* = Subordinate

                           11530 Vance Jackson Road,
                            San Antonio, Texas 78230
                               (Property Address)

This Property is located entirely within Texas (the "Property Jurisdiction"). The Multifamily Instrument is amended and supplemented by the Rider to Multifamily Instrument (the "Rider") and any other rider to Multifamily Instrument given by Borrower to Lender and dated the same date as the Multifamily Instrument. (The Multifamily Instrument as amended and supplemented by the Rider and any other rider to the Multifamily Instrument and any future amendments to the Instrument is referred to as the "Instrument".)

The term "Loan Documents" when used in this Addendum shall mean, collectively, the following documents: (i) the Instrument, (ii) the Note, and (iii) all other documents or agreements including any Collateral Agreements (as defined in the Rider) or O&M Agreement (as defined in the Rider) arising under, related to, or made in connection with the loan evidenced by the Note, as such Loan Documents may be amended.

The covenants and agreements of this Addendum, and the covenants and agreements of any other addendum to the Multifamily Note, shall be incorporated into and shall amend and supplement the covenants and agreements of the Multifamily Note as if this Addendum and the other addenda were a part of the Multifamily Note, and all references to the Note in the Loan Documents shall mean the Note as so amended and supplemented. Any conflict between the provisions of the Multifamily Note and this Addendum shall be resolved in favor of this Addendum.

   ADDITIONAL COVENANTS. In addition to the covenants and agreements made in the Multifamily Note Borrower and Lender further covenant and agree as follows:


   5. Notice; Business Day

   Any notice to Lender provided for in this Addendum shall be given in the manner provided in the Instrument. The term "Business Day" means any day other than a Saturday, a Sunday, or any other day on which Lender is not open for business.

B. Borrower's Exculpation

   Subject to the provisions of paragraph C and notwithstanding any other provision in the Note or Instrument, the personal liability of Borrower, any general partner of Borrower (if the Borrower is a partnership), and any "Key Principal" (collectively, the individual(s) whose name(s) is (are) set forth at the foot of this Addendum) to pay the principal of and interest on the debt evidenced by the Note and any other agreement evidencing Borrower's obligations under the Note and the Instrument shall be limited to (1) the real and personal property described as the "Property" in the Instrument, (2) the personal property described in or pledged under any Collateral Agreement (as defined in Uniform Covenant 2B of the Instrument) executed in connection with the loan evidenced by the Note, (3) the rents, profits, issues, products and income of the Property received or collected by or on behalf of Borrower (the "Rents and Profits") to the extent such receipts are necessary first, to pay the reasonable expenses of operating, managing, maintaining and repairing the Property, including but not limited to real estate taxes, utilities, assessments, insurance premiums, repairs, replacements and ground rents. if any (the "Operating Expenses") then due and payable as of the time of receipt of such Rents and Profits, and then, to pay the principal and interest due under the Note and any other sums due under the Instrument or any other Loan Document (including but not limited to deposits or reserves due under any Collateral Agreement) except to the extent that Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding to direct the disbursement of such sums.

   Except as provided in paragraph C, Lender shall not seek (a) any judgment for a deficiency against Borrower, any general partner of Borrower (if Borrower is a partnership) or any Key Principal, or Borrower's or any general partner's or Key Principal's heirs, legal representatives, successors or assigns, in any action to enforce any right or remedy under the Instrument, or (b) any judgment on the Note except as may be necessary in any action brought under the Instrument to enforce the lien against the Property or to exercise any remedies under any Collateral Agreement.

C. Exceptions to Non-Recourse Liability

   If, without obtaining the Lender's prior written consent, (i) a Transfer shall occur which, pursuant to Uniform Covenant 19 of the Instrument, gives Lender the right at its option to declare all sums secured by the Instrument immediately due and payable, (ii) Borrower shall encumber the Property with the lien of any subordinate instrument in connection with any financing by Borrower, or, (iii) Borrower shall violate the single asset covenant of paragraph J of the Rider, any of such events shall constitute a default by Borrower under the Note, the Instrument and the other Loan Documents, and if such event shall continue for 30 days, paragraph B shall not apply from and after the date which is 30 days after such event and the Borrower, any general partner of Borrower (if Borrower is a partnership) and Key Principal (each individually on a joint or several basis if more than one) shall be personally liable on a joint and several basis for full recourse liability under the Note and other Loan Documents.

   Notwithstanding paragraph B, Borrower, any general partner of Borrower (if Borrower is a partnership) and Key Principal (each individually on a joint and several basis if more than one) shall be personally liable on a joint and several basis in the amount of any loss, damage or cost (including but not limited to attorneys fees) resulting from (A) fraud or intentional misrepresentation by Borrower or Borrower's agents or employees or any Key Principal or general partner of Borrower in connection with obtaining the loan evidenced by the Note, or in complying with any of Borrower's obligations under the Loan Documents, (B) insurance proceeds, condemnation awards, security deposits from tenants or other sums or payments received by or on behalf of the Borrower in its capacity as owner of the Property and not applied in accordance with the provisions of the Instrument (except to the extent that Borrower did not have the legal right because of a bankruptcy receivership or similar judicial proceeding, to direct disbursement of such sums or payments, (C) all Rents and Profits, (except to the extent that Borrower did not have the legal right because of a bankruptcy receivership or similar judicial proceeding to direct the disbursement of such sums), and not applied, first, to the payment of the reasonable Operating Expenses as such Operating Expenses become due and payable, and then, to the payment of principal and interest then due and payable under the Note and any other sums due under the Instrument and all other Loan Document (including but not limited to deposits or reserves payable under any Collateral Agreement), (D) Borrower's failure to pay transfer fees and charges due Lender under paragraph 19(c) of the Instrument, or (E) Borrower's failure following a default under any of the Loan Documents to deliver to Lender on demand all Rents and Profits, security deposits (except to the extent that Borrower did not have the legal right because of a bankruptcy rec ivership or similar judicial proceeding to direct the disbursement of such sums), books and records relating to the Property.

   No provision of paragraphs B or C shall (i) affect any guaranty or similar agreement executed in connection with the debt evidenced by the Note, (ii) release or reduce the debt evidenced by the Note, (iii) impair the right of Lender to enforce the provisions of paragraph D of the Rider, (iv) impair the lien of the Instrument, or (v) impair the right of Lender to enforce the provisions of any Collateral Agreement.

D. Business, Commercial or Investment Purpose

   Borrower represents that the Loan evidenced by the Note is being made solely for business, commercial or investment purposes.

E. Governing Law

   1. Choice of Law

      The validity of the Note, and the other Loan Documents, each of their terms and provisions and the rights and obligations of Borrower under the Note, and the other Loan Documents shall be governed by, interpreted, construed, and enforced pursuant to and in accordance with the laws of the Property Jurisdiction.

   2. Consent to Jurisdiction

      Borrower irrevocably consents to the exclusive jurisdiction of any and all state and federal courts with jurisdiction in the Property Jurisdiction over Borrower and Borrower's assets. Borrower agrees that such assets shall be used to first satisfy all claims of creditors organized or domiciled in the United States of America ("USA") and that no assets of the Borrower in the USA shall be considered part of any foreign bankruptcy estate.

      Borrower agrees that any controversy arising under or in relation to the Note, the Instrument or any of the other Loan Documents shall be litigated exclusively in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which may arise under or in relation to the Note, including without limitation those controversies relating to the execution, interpretation, breach, enforcement, or compliance with the Note, the Instrument, or any other issue arising under, related to, or in connection with any of the Loan Documents. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any litigation arising from the Note, the Instrument or any of the other Loan Documents, and waives any other venue to which it might be entitled by virtue of domicile, habitual residence, or otherwise.

F. Successors and Assigns

   The provisions of the Note, the Instrument, and all other Loan Documents shall be binding on the successors and assigns, including, but not limited to, any receiver, trustee, representative or other person appointed under foreign or domestic bankruptcy, receivership, or similar proceedings of Borrower and any person having an interest in Borrower.

G. No Third Party Beneficiary

   Borrower acknowledges and agrees that (i) any loss sharing arrangement or arrangement for interim advancement of funds that originally is made by the Lender named in the Note to Federal National Mortgage Association is made pursuant to a contractual obligation of such Lender to Federal National Mortgage Association that is independent of, and separate and distinct from, the obligation of Borrower for the full and prompt payment of the indebtedness evidenced by the Note, (ii) Borrower shall not be deemed to be a third party beneficiary of such loss sharing arrangement or arrangement for interim advancement of funds, and (iii) no such loss sharing or interim advancement arrangement shall constitute any person or entity making such payment as a guarantor or surety of the Borrower's obligations, notwithstanding the fact that the obligations under any such loss sharing or interim advancement arrangement may be calculated with reference to amounts payable under the Note or other Loan Documents.


      BY SIGNING BELOW, Borrower accepts and agrees to the covenants and agreements contained in this Addendum.

				S/M REAL ESTATE FUND VII, LTD.
				a Texas limited partnership

				By: CROZIER PARTNERS VII LTD.
                                    General Partner

                                   By: Anterra Property Investors VII, Inc.
                                       General Partner


                                   By:     /s/Richard Hoffman
                                   Name:      Richard Hoffman
                                   Its:       President



   This page is attached to and made a part of the Addendum to Subordinate Multifamily Note dated May 30, 1996, executed by S/M REAL ESTATE FUND VII, LTD. and payable to the FEDERAL NATIONAL MORTGAGE ASSOCIATION.

   H. Payment and Maturity. The following is in continuation of the last sentence of the first paragraph of the Note:

 . . . . . . in consecutive monthly installments of $3333.33 each, on or before the first day of every month beginning July 1, 1996, and continuing through June 1, 1998. After that date, principal is payable in monthly installments of $5,000.00 each, on or before the first day of every month, beginning July 1, 1998 and continuing through June 1, 2000. After that date principal is payable in monthly installments of $8333.33 each, on or before the first day of every month, beginning July 1, 2000 and continuing regularly until the earlier to occur of (a) June 1, 2001, (b) any earlier maturity of the Note on account of any right to accelerate the payment thereof, at the option of Lender, (c) any sale, transfer or other disposition of the Property, (d) any refinancing or encumbrance of the Property, or (e) any breach of or default ("Event of Default") under this Note, the Multifamily Instrument, any other Loan Document, the First Note (as defined below) or the First Deed of Trust (as defined below), at which time the unpaid principal of this Note shall be due and payable in full at the option of Lender. The events described in clauses (a) through (e) of the preceding sentence are referred to collectively as "Maturity Events". This Note may be prepaid in full or in part at any time without premium or penalty. Any Event of Default in connection with that certain Multifamily Note of even date herewith in the original principal amount of $5,830,000.00 executed by Borrower and payable to the order of Lender (the "First Note"), the Multifamily Deed of Trust, Assignment of Rents, and Security Agreement of even date therewith, executed by Borrower for the benefit of Lender and being a first lien against the Property (the "First Deed of Trust"), this Note or the Multifamily Instrument shall be deemed a breach of and default under the other Loan Documents and any Event of Default under any other Loan Documen First Note, the First Deed of Trust, or any document executed or delivered by Borrower in connection with the First Note or First Deed of Trust, shall be deemed an Event of Default under this Note and the Multifamily Instrument. In the event of any conflict between the Note, the Multifamily Instrument, or the other Loan Documents and the Addendum to the Note or the Rider to the Multifamily Instrument, the terms of the Addendum to the Note and the Rider to the Multifamily Instrument shall control.

   Subject to the conditions set forth in the following sentence, if $500,000.00 in principal payments have been received unconditionally and irrevocably by Lender in connection with this Note, the balance of $181,142.50 of unpaid principal of this Note shall be waived and forgiven by Lender. If Borrower shall fail or refuse to cure any default in connection with the occurrence of any Maturity Event on ten (10) days written notice from Lender, the conditional waiver or forgiveness of such $181,142.50 of unpaid principal of this Note shall be revoked automatically and without further notice to Borrower. Failure to provide the notice described in this paragraph shall have no effect on the exercise of any remedy or right by Lender, other than with regard to the forgiveness of debt described above.

   I. Waivers. The Note is hereby amended by inserting the following provision after the first sentence on the second page of the Note:

   The term "Maximum Rate" shall mean the highest lawful rate of interest applicable to this Note. In determining the Maximum Rate, due regard shall be given to all payments, fees, charges, deposits, balances and agreements which may constitute interest or be deducted from principal when calculating interest. For purposes of determining the Maximum Rate, the Indicated Rate Ceiling specified in Texas Revised Civil Statutes, Article 5069-1.04 shall be used; however, if permitted by law, holder hereof may implement any ceiling under that law used to compute the rate of interest hereunder by notice to the undersigned as provided in such article. Notwithstanding the foregoing sentence, if Section 501 of the Depository Institutions Deregulation and Monetary Control Act of 1980 (as amended) permits a higher Maximum Rate than article 5069-1.04 or applicable state law, such higher Maximum Rate shall apply to this Note.

   Interest on the unpaid principal balance of this Note at the rate stated above in this Note (the "Stated Rate") shall be calculated at a daily rate equal to 1/360 times the Stated Rate (but in no event greater than the Maximum
Rate). Notwithstanding the foregoing, at any time when the interest contracted for, collected, or charged on the unpaid balance of this Note shall exceed the Stated Rate, such interest shall be calculated at a daily rate of 1/365 times such rate (but in no event greater than the Maximum Rate).

   It is expressly stipulated and agreed to be the intent of the undersigned and holder hereof at all times to comply with the applicable law governing the Maximum Rate or amount of interest payable on or in connection with this Note and the loan (the "Loan") evidenced thereby (or applicable United States federal law to the extent that it permits holder hereof to contract for, charge, take, reserve or receive a greater amount of interest than under law of the state in which the Property is located). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under the Deed of Trust or any other document (collectively, the "Security Documents") evidencing, securing or executed in connection with Loan, or contracted for, charged, taken, reserved or received with respect to the Loan, or if acceleration of the maturity of this Note or if any prepayment by the undersigned results in the undersigned having paid any interest in excess of that permitted by law, then it is the undersigned's and the holder hereof's express intent that all excess amounts theretofore collected by the holder hereof be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to the undersigned), and the provisions of this Note, the Deed of Trust and the other Security Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and holder hereof does not intend to collect any unearned int n the event of acceleration. All sums paid or agreed to be paid to holder hereof for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the applicable usury ceiling. Notwithstanding any provision contained in this Note, the Deed of Trust or in any of the other Security Documents that permits the compounding of interest, including, without limitation, any provision by which any accrued interest is added to the principal amount of this Note, the total amount of interest that the undersigned is obligated to pay and the holder hereof is entitled to receive with respect to this Note shall not exceed the amount calculated on a simple (i.e., noncompounded) interest basis at the Maximum Rate on principal amounts actually advanced to or for the account of the undersigned, including all current and prior advances and any advances made pursuant to the Deed of Trust or other Security Documents (such as for the payment of taxes, insurance premiums and similar expenses or costs).

   The undersigned and all other parties liable for this Note waive certain otherwise applicable legal requirements relating to the collection of notes, such as demand, notice of intent to demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, and diligence in collection.


			BORROWER:

			S/M REAL ESTATE FUND VII, LTD.
			a Texas limited partnership

			By: CROZIER PARTNERS VII LTD.
                            General Partner

                            By: Anterra Property Investors VII, Inc.
				General Partner


				By:	/s/Richard Hoffman
                                Name:      Richard Hoffman
				Its:	   President